UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2007

Transocean Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Greenway Plaza, Houston, Texas		77046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 232-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Award and Cash Bonus Plan for 2007

Transocean Inc. ("Transocean," the "Company," "we," "us" or "our") has historically awarded annual cash bonuses to our executive officers under our Performance Award and Cash Bonus Plan (the "Plan"). On February 7, 2007, our Executive Compensation Committee (the "Committee") re-approved the application of the Plan to our named executive officers and certain other employees for 2007. The amount of an eligible employee’s target bonus opportunity payable pursuant to the Plan, which is expressed as a percentage of base salary earned in a given year, depends primarily upon that individual’s position and responsibilities and bonus opportunities provided to comparable positions at competitors in our industry.

As previously approved by the Committee, the amount of any cash bonus payable to any eligible employee under the Plan in 2007 is based on the level of achievement of (i) one company-wide financial goal and (ii) three corporate goals. The financial goal is weighted at 50% and the corporate goals are collectively weighted at 50%. Depending on the Committee’s evaluation in 2008 of our performance for 2007 against these goals, the actual bonus payment can range from 0% to 190% of the target bonus opportunity, but is subject to an adjustment based on our relative cash flow return on market capitalization for 2007, the effect of which could reduce or increase the final bonus payment for 2007 to each eligible employee by up to 50%. The Committee may also use its discretion to take account of other factors.

The financial goal included in the Plan for 2007 is based on our 2007 Cash Flow Value Added ("CFVA") as compared to our annual budget.

Where CFVA equals:
Net Income (Loss) before Extraordinary Items
Plus: Depreciation Expense
Plus (Minus): Net Interest (Income) Expense
Plus (Minus): (Gain) Loss, net of tax, on Debt Retirement or Asset Sales,
Dispositions or Impairments
Plus (Minus): Other Unusual Items, net of tax
Plus (Minus): Unusual Tax Items
Plus: Expenditures related to Approved Long-Term Investments
Minus: Charge for Average Capital (Weighted Average Cost of Capital
multiplied by Average Capital)

Where Average Capital equals:
Total Equity
Plus: Total Long-Term Debt (Book Value)
Minus: Cash and Cash Equivalents
Minus: Goodwill
Plus: Capitalized Lease Obligations under GAAP (Short and Long Term)
Minus: Net Book Value of Fixed Assets
Plus: Fair Market Value of Fleet (excluding newbuilds)
Plus: Incremental Capital Expenditures during the Year
Minus: Capital Expenditures related to Newbuilds and other Approved Long-
Term Investments.

Payout of the financial goal is based on a sliding scale that measures our CFVA performance for 2007 relative to our annual budget.

The corporate goals included in the Plan for 2007 include goals related to (i) safety, (ii) cost control and project management and (iii) human resource development.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transocean Inc.

February 14, 2007	By:	William E. Turcotte

Name: William E. Turcotte
Title: Vice President & Associate General Counsel